U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ---------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 2, 1997

                             TRIANGLE BANCORP, INC.
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
          NORTH CAROLINA                                    0-21346                        56-1764546
(STATE OR OTHER JURISDICTION OF INCORPORATION)     (COMMISSION FILE NUMBER)     IRS EMPLOYER IDENTIFICATION NO.)
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4300 GLENWOOD AVENUE, RALEIGH, NORTH CAROLINA                    27612
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE           (919) 881-0455

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Item 5.           Other Information

                  As reported in the Triangle Bancorp, Inc. ("Triangle")
                  Form 8-K filed on May 19, 1997, Triangle announced that on April 25, 1997 Triangle signed a definitive Agreement and Plan of Reorganization and Merger (the "Agreement") with Bank of Mecklenburg, Charlotte, North Carolina, ("Mecklenburg") whereby Mecklenburg will be acquired by and operated as a subsidiary of Triangle. The acquisition of Mecklenburg by Triangle was completed on October 2, 1997, as reported by Triangle in its Current Report on Form 8-K filed on October 17, 1997.

                  As a result of the acquisition of Mecklenburg, which was accounted for as a pooling-of-interests, the financial statements of Triangle Bancorp, Inc. have been restated. Attached as listed under the exhibits below, are supplemental consolidated financial statements as of December 31, 1996 and 1995 and for each of the three years ended December 31, 1996, 1995 and 1994.

                  This Form 8-K replaces in its entirety the Current Report on Form 8-K dated October 31, 1997.


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Item 7.           Exhibits
                  23       Consent of Coopers & Lybrand L.L.P.

                  99(a) Supplemental Consolidated Financial Statements of Triangle Bancorp, Inc. and Subsidiaries as of December 31, 1996 and 1995 and for each of the years ended December 31, 1996, 1995 and 1994.

                  99(b)    Management's Discussion and Analysis of Financial
                  Condition and Results of Operations as of December 31, 1996 and 1995 and for each of the years ended December 31, 1996, 1995 and 1994.

                  99(c)    Guide 3 Disclosures.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, Triangle Bancorp, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     TRIANGLE BANCORP, INC.
                                                     ______________________
                                                         (Registrant)

         Date:    December 22, 1997                   By: /s/ Lisa F. Campbell
                                                         _______________________
                                                         Lisa F. Campbell
                                                         Controller/SVP

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                                 EXHIBIT INDEX

                                                                           Page
         23     Consent of Coopers & Lybrand L.L.P.

         99(a) Supplemental Consolidated Financial Statements of Triangle Bancorp, Inc. and Subsidiaries as of December 31, 1996 and 1995 and for each of the years ended December 31, 1996, 1995 and 1994.

         99(b) Management's Discussion and Analysis of Financial Condition and Results of Operations as of December 31, 1996 and 1995 and for each of the years ended December 31, 1996, 1995 and 1994.

         99(c)    Guide 3 Disclosures.


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